Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8245
www.5sqc.com

Five Star Quality Care, Inc. Reports Third Quarter 2007 Results

Newton, MA (November 8, 2007). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and nine months ended September 30, 2007.

Third Quarter 2007 Financial Highlights

•                  Total revenues for the quarter increased to $247.2 million from $200.7 million for the same period last year.

•                  Net income per share from continuing operations, basic and diluted, for the third quarter were $0.26 and $0.23, respectively, compared to $0.19, basic and diluted, for the same period last year.

•                  The weighted average number of basic and diluted common shares outstanding totaled 31,704,656 and 41,435,425, respectively for the quarter ended September 30, 2007, and 31,581,456 basic and diluted, for the quarter ended September 30, 2006.

Third Quarter 2007 Operational Highlights

•                  Overall occupancy for the quarter was 90.4% compared with 91.0% for the same period a year ago.

•                  For those senior living communities that Five Star has operated continuously since July 1, 2006 (comparable communities), occupancy for the quarter was 90.8% compared with 91.2 % in the third quarter of 2006.

•                  Average daily rate for the quarter increased by 7%, to $137, over the same period a year ago.

•                  Comparable communities average daily rate for the quarter increased by 5%, to $140, over the same period a year ago.

•                  The percent of revenue derived from residents’ private resources in the quarter was 67% compared to 66% for the third quarter of 2006.

•                  Wages and benefits as a percent of senior living revenues for the quarter were 49.4% compared with 51.6% for the third quarter of 2006.

•                  General & administrative expenses as a percent of revenues for the quarter was 4.4% compared with 4.3% for the third quarter of 2006.

Nine Month 2007 Financial Highlights

•                  Total revenues for the nine months ended September 30, 2007 increased to $729.3 million from $588.3 million for the same period last year.

•                  Net income per share from continuing operations, basic and diluted, for the nine months ended September 30, 2007 were $0.59 and $0.54, respectively, compared to a loss of $2.79, basic and diluted, for the same period last year. During the nine months ended September 30, 2007, Five Star recognized a gain on extinguishment of debt totaling $4.5 million, or $0.14 and $0.11 per share from continuing operations, basic and diluted, respectively. Without the charge related to the termination of Sunrise management agreements, Five Star would have reported net income per share from continuing operations, basic and diluted in the nine months of 2006 of $0.47. We believe this adjusted amount is a meaningful disclosure that may help shareholders to understand better our results of operations for the nine months ended September 30, 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

•                  The weighted average number of basic and diluted common shares outstanding totaled 31,694,244 and 41,425,013, respectively for the nine months ended September 30, 2007 and 27,583,527 basic and diluted, for the nine months ended September 30, 2006.

Conference Call:

On November 8, 2007 at 10:00 a.m. Eastern Standard Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the third quarter 2007 financial results. Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (888) 215-6895. Participants calling from outside the United States and Canada should dial (913) 981-5542. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 2:00 p.m. Eastern Time Thursday, November 15, 2007. To hear the replay, dial (719) 457-0820. The replay pass code is 6481326.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities. As of today, Five Star owns, leases and operates 161 senior living communities with over 17,900 living units located in 29 states. These communities include independent living, assisted living and skilled nursing communities. Five Star also operates six institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public, and two rehabilitation hospitals. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Senior living revenue	$203,656	$186,642	$601,319	$550,079
Hospital revenue	25,361	—	76,711	—
Pharmacy revenue	18,141	14,023	51,303	38,240
Total revenues	247,158	200,665	729,333	588,319

Operating expenses:
Senior living wages and benefits	100,659	96,374	306,497	281,693
Other senior living operating expenses	50,988	44,881	149,399	139,163
Hospital expenses	22,588	—	69,585	—
Pharmacy expenses	17,493	13,895	49,763	36,891
Management fee to Sunrise	—	1,400	—	7,792
Termination expense for certain Sunrise management agreements	—	—	—	89,833
Rent expense	32,507	26,556	96,737	78,009
General and administrative expenses	10,757	8,629	31,703	23,867
Depreciation and amortization	3,580	2,557	10,024	7,114
Total operating expenses	238,572	194,292	713,708	664,362

Operating income (loss)	8,586	6,373	15,625	(76,043)
Interest and other income	1,511	413	4,343	1,553
Interest expense	(1,464)	(786)	(4,919)	(2,419)
Gain on extinguishment of debt	—	—	4,491	—

Income (loss) from continuing operations before income taxes	8,633	6,000	19,540	(76,909)
Provision for income taxes	277	—	760	—
Income (loss) from continuing operations	8,356	6,000	18,780	(76,909)

Loss from discontinued operations	(595)	(2,804)	(2,176)	(5,426)

Net income (loss)	$7,761	$3,196	$16,604	$(82,335)

Weighted average shares outstanding - basic	31,705	31,581	31,694	27,584

Weighted average shares outstanding - diluted	41,436	31,581	41,425	27,584

Basic income (loss) per share from:
Continuing operations	$0.26	$0.19	$0.59	$(2.79)
Discontinued operations	(0.02)	(0.09)	(0.07)	(0.20)
Net income (loss) per share	$0.24	$0.10	$0.52	$(2.99)

Diluted income (loss) per share from:
Continuing operations	$0.23	$0.19	$0.54	$(2.79)
Discontinued operations	(0.01)	(0.09)	(0.05)	(0.20)
Net income (loss) per share	$0.22	$0.10	$0.49	$(2.99)

EBITDA(1):
Income (loss) from continuing operations:	$8,356	$6,000	$18,780	$(76,909)
Add: income taxes	277	—	760	—
Add: depreciation and amortization	3,580	2,557	10,024	7,114
Add: interest expense	1,464	786	4,919	2,419
Less: interest and other income	(1,511)	(413)	(4,343)	(1,553)
EBITDA(2)	$12,166	$8,930	$30,140	$(68,929)

(1)         We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be a meaningful measure of our operating performance because it is useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies; however, EBITDA as presented may be not always comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating income, cash flow from operations, or any other operating or liquidity performance measure established by accounting principles generally accepted in the United States.

FIVE STAR QUALITY CARE, INC.

SELECTED BALANCE SHEET DATA

(dollars in thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$19,875	$46,241
Accounts receivable, net of reserve	58,632	67,791
Prepaid expenses and other current assets	29,691	41,294
Investment securities:
Investments in trading securities	69,125	46,100
Investments in available-for-sale securities	8,347	4,334
Total current assets	185,670	205,760

Long term assets:
Property and equipment, net	132,876	114,898
Other long term assets	43,549	45,753
Total assets	$362,095	$366,411

Liabilities and Shareholders’ Equity
Current liabilities	$109,323	$132,929
Long term liabilities	28,045	28,098
Mortgage notes payable, long term	15,909	11,454
Convertible Senior notes	126,500	126,500
Shareholders’ equity: 31,708,134 and 31,682,134 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	82,318	67,430
Total liabilities and shareholders’ equity	$362,095	$366,411

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY OPERATING DATA (1)

(dollars in thousands, except average daily rate)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

No. of communities (end of period)	161	154	161	154
No. of living units (end of period)	17,911	17,401	17,911	17,401

Occupancy	90.4%	91.0%	90.4%	91.2%
Average daily rate (ADR)	$137	$128	$136	$127
ADR % growth	7%	—	7%	—

Percent breakdown of net senior living revenues:
Medicare	15%	15%	15%	16%
Medicaid	18%	19%	18%	19%
Private	67%	66%	67%	65%
Total	100%	100%	100%	100%

Net senior living revenues	$203,656	$186,642	$601,319	$550,079
Net senior living revenues % growth	9%	—	9%	—

Community expenses (2)	$151,647	$141,255	$455,896	$420,856
Community expenses (2) as a % of net senior living revenues	74%	76%	76%	77%
Community expenses (2) % growth	7%	—	8%	—

(1)          Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)   Community expenses equal senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of income.

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA (1)

(dollars in thousands, except average daily rate)

	Three months ended September 30, (2)		Nine months ended September 30, (3)
	2007	2006	2007	2006

No. of communities (end of period)	149	149	149	149
No. of living units (end of period)	16,618	16,618	16,618	16,618

Occupancy	90.8%	91.2%	90.7%	91.3%
Average daily rate (ADR)	$140	$133	$139	$132
ADR % growth	5%	—	5%	—

Percent breakdown of net senior living revenues:
Medicare	15%	15%	16%	16%
Medicaid	19%	19%	19%	19%
Private	66%	66%	65%	65%
Total	100%	100%	100%	100%

Net senior living revenues	$194,116	$185,021	$573,969	$548,458
Net senior living revenues % growth	5%	—	5%	—

Community expenses (4)	$143,787	$140,277	$433,213	$419,880
Community expenses (4) as a % of net senior living revenues	74%	76%	75%	77%
Community expenses (4) % growth	3%	—	3%	—

(1)          Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)          Communities that we operated continuously since July 1, 2006.

(3)          Communities that we operated continuously since January 1, 2006.

(4)          Community expenses equal senior living wages and benefits and other senior living operating expenses.

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA (1)

(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
No. of communities (2) (end of period):
Assisted living & independent living communities, owned	13	12	13	12
Assisted living & independent living communities, leased	99	93	99	93
Total no. of assisted living & independent living communities	112	105	112	105

Skilled nursing communities, owned	2	2	2	2
Skilled nursing communities, leased	47	47	47	47
Total no. of skilled nursing communities	49	49	49	49

Total no. of communities	161	154	161	154

No. of living units (end of period):
Assisted living & independent living communities, owned	1,066	986	1,066	986
Assisted living & independent living communities, leased (3)	12,441	12,008	12,441	12,008
Total no. of assisted living & independent living units	13,507	12,994	13,507	12,994

Skilled nursing communities, owned	271	273	271	273
Skilled nursing communities, leased (4)	4,133	4,134	4,133	4,134
Total no. of skilled nursing living units	4,404	4,407	4,404	4,407

Total no. of living units	17,911	17,401	17,911	17,401

Senior living revenues:
Assisted living & independent living communities	$138,110	$124,554	$408,889	$368,116
Skilled nursing communities	64,051	61,281	188,553	180,395
Other (5)	1,495	807	3,877	1,568
Total senior living revenues	$203,656	$186,642	$601,319	$550,079

Assisted living & independent living communities occupancy	91.1%	91.8%	91.2%	92.1%
Assisted living & independent living communities ADR	$122	$113	$122	$113
Assisted living & independent living communities ADR % growth	8%	—	8%	—

Skilled nursing communities occupancy	88.1%	88.8%	87.8%	88.7%
Skilled nursing communities ADR	$179	$170	$179	$169
Skilled nursing communities ADR % growth	5%	—	6%	—

Rehabilitation hospital occupancy	60%	—	60%	—

(1)   Excludes data for discontinued operations and for pharmacy and hospital operations.

(2)   Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.

(3)   Includes 1,718 and 1,590 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three and nine months ended September 30, 2007 and 2006, respectively.

(4)   Includes 73 and 95 assisted living and independent living units in communities where skilled nursing services are the predominant services provided for the three and nine months ended September 30, 2007 and 2006, respectively.

(5)   Other senior living revenue relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include pharmacy or hospital operations.

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the nine months ended September 30, 2006 (dollars in thousands, except per share data):

	For the nine months ended September 30, 2006
	Amount	Per Share
Income from continuing operations excluding termination charges(1)	$12,924	$0.47

Termination expense for certain Sunrise management agreements	(89,833)

Loss from continuing operations	$(76,909)	$(2.79)

(1)          We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the periods shown. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure established by accounting principles generally accepted in the United States.